UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2007

Angelica Corporation
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	1-5674 (Commission File Number)	43-0905260 (I.R.S. Employer Identification No.)

424 South Woods Mill Road
Chesterfield, Missouri 63017-3406
(Address of principal executive office)(Zip Code)

(314) 854-3800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05             Costs Associated with Exit or Disposal Activities.

On August 30, 2007, the Board of Directors of Angelica Corporation (the “Registrant”) made the determination to sell or close the Registrant’s Edison, New Jersey service center and reorganize into fewer markets.  The determination was made as a result of underperformance at the facility.  While the Registrant expects to sell or close the facility before the end of the current fiscal year, the exact timing has not been finalized.

At this time, the Registrant is unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to the sale or closure of the facility.  As permitted by Item 2.05 of Form 8-K, the Registrant will file an amendment to this report under Item 2.05 within four business days after the Registrant’s determination of such estimates or range of estimates.

Item 7.01             Regulation FD Disclosure.

The information furnished on Exhibit 99.1 is hereby incorporated by reference under this Item 7.01.

The information contained in this Item 7.01 of this Current Report on Form 8-K, and the exhibit incorporated by reference into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, unless the Registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933 or Securities Exchange Act of 1934.

Item 9.01             Financial Statements and Exhibits.

                        (d)           Exhibits

                                              99.1      Press release of Angelica Corporation dated September 4, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELICA CORPORATION

Dated: September 6, 2007	/s/ Steven L. Frey
Steven L. Frey
Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press release of Angelica Corporation dated September 4, 2007